UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2018

InfraREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36822	75-2952822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 North Akard Street Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

InfraREIT, Inc. (the “Company”) is providing the following update with respect to changes in the chairmanship of the Company’s Board of Directors (the “Board”).

W. Kirk Baker, whose current term as a director expires at the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”), has asked not to be nominated for reelection to the Board at the Annual Meeting. Mr. Baker has decided to pursue other opportunities. Mr. Baker plans to continue to serve out the remainder of his existing term as a director. However, in light of his impending departure from the Board, Mr. Baker tendered his resignation as Chairman of the Board, effective as of February 14, 2018. Subsequently, the Board elected Harold R. Logan, Jr., who has served as Lead Director since the Company’s initial public offering, as the Chairman of the Board, also effective as of February 14, 2018.

Mr. Baker was part of the team that originated the idea to own regulated infrastructure assets through a real estate investment trust structure and led the effort that resulted in the formation of the Company’s predecessor, which he served as Chief Executive Officer from November 2010 until August 2014. Mr. Baker’s service to the Company will be recognized as part of the Annual Meeting in May.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfraREIT, Inc.

Date: February 15, 2018	By:	/s/ Stacey H. Doré
Stacey H. Doré
Senior Vice President and General Counsel